UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/18/2004

Wells Real Estate Investment Trust II, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-107066

MD	20-0068852
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of Principal Executive Offices, Including Zip Code)

770-449-7800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On November 18, 2004, Wells Real Estate Investment Trust II, Inc. (the "Registrant"), through a wholly-owned subsidiary, entered into a $90.0 million interest-only promissory note (the "Note") with The Northwestern Mutual Life Insurance Company (the "Lender"). In consideration for the Note, the Registrant granted to the Lender a security interest in the right, title and interest in three multi-story office buildings containing an aggregate of approximately 832,000 rentable square feet located at 2500 Windy Ridge Parkway, 4200 Wildwood Parkway and 4100/4300 Wildwood Parkway in Atlanta, Georgia (collectively, the "Wildwood Buildings"). The proceeds of the Note were used to pay down the Registrant's $430.0 million credit facility with Bank of America, N.A., which was used to partially fund the Registrant's acquisition of the Wildwood Buildings in September 2004. The Note matures on December 1, 2014 and carries an annual fixed interest rate of 5.0%. The Registrant will pay interest on the Note in monthly installments of approximately $0.4 million.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Wells Real Estate Investment Trust II, Inc.

Date: November 29, 2004.	By:	/s/ Randall D. Fretz
Randall D. Fretz
Senior Vice President